Exhibit 23.2

Consent of Independent Registered
Public Accounting Firm

We consent to the inclusion in this registration statement of Velcera, Inc. on Form SB-2 of our report, which includes an explanatory paragraph relating to Denali Sciences, Inc.’s ability to continue as a going concern, dated February 6, 2007, on our audits of the financial statements of Denali Sciences, Inc. We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
April 23, 2007